SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 24, 2008
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 24, 2008, Discovery Laboratories, Inc. (the “Company”) announced that it has achieved technical success in addressing key remaining requirements identified by the U.S. Food and Drug Administration (FDA) to gain marketing approval of Surfaxin® (lucinactant) for the prevention of Respiratory Distress Syndrome (RDS) in premature infants. The Company is completing the remaining activities and expects to file a Complete Response to the Approvable Letter that it received from the FDA on May 1, 2008 within the next four weeks.

The Company has concluded additional Surfaxin preclinical studies at the dose level requested by the FDA in both the Surfaxin biological activity test and a well-characterized RDS animal model. The Company believes that the data generated by these studies further confirms the comparability of the Surfaxin drug product used in the Company’s Phase 3 clinical trials to the commercial manufacturing process for Surfaxin and will support the determination of final acceptance criteria for the Surfaxin biological activity test. In addition, in collaboration with its suppliers, the Company has now determined that the two phospholipid drug substances that are contained in Surfaxin drug product can be produced with lipid-related impurities at levels that satisfy guidelines promulgated by the International Conference of Harmonization (ICH). The Company and its phospholipid suppliers expect to complete the remaining activities and finalize the information necessary to support the Complete Response in the next few weeks.

The Company continues to believe that the FDA may designate the Complete Response as a Class 1 resubmission, which would result in a target review period of 60 days (whereas a Class 2 resubmission would result in a 6-month target review period). If the Company’s belief regarding the timeline is correct, it expects that the potential approval of Surfaxin may be received in 2008.

The press release, dated September 24, 2008, is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated September 24, 2008

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ Robert J. Capetola
Name:	Robert J. Capetola, Ph.D.
Title:	President and Chief Executive Officer

Date: September 24, 2008